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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following registration statements (and any amendments thereto) of our report dated February 27, 2004 with respect to the consolidated financial statements of Vivendi Universal Entertainment LLLP included in the amended Annual Report (Form 10-K/A) of IAC/InterActiveCorp (formerly InterActiveCorp and USA Interactive) and any amendments for the year ended December 31, 2004:

                  COMMISSION FILE NO.

                  Form S-8, No. 033-53909
                  Form S-8, No. 333-03717
                  Form S-8, No. 333-18763
                  Form S-8, No. 333-48869
                  Form S-8, No. 333-48863
                  Form S-8, No. 333-57667
                  Form S-8, No. 333-65335
                  Form S-8, No. 333-34146
                  Form S-8, No. 333-37286
                  Form S-8, No. 333-37284
                  Form S-3, No. 333-81576
                  Form S-3, No. 333-87226
                  Form S-3, No. 333-88850
                  Form S-3, No. 333-105095
                  Form S-8, No. 333-101199
                  Form S-8, No. 333-105014
                  Form S-8, No. 333-105876
                  Form S-8, No. 333-104973
                  Form S-8, No. 333-110247
                  Form S-8, No. 333-118724

                      /s/ Ernst & Young LLP

Los Angeles, California
March 31, 2005

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm